Exhibit 10.3

UNIT EXCHANGE AGREEMENT

by and among

PLAYBUTTON ACQUISITION CORP.,

PLAYBUTTON, LLC,

and

THE MEMBERS

Dated as of October 15, 2012

Table of Contents

Article I Exchange of Units		2

1.1	Exchange by Members	2
1.2	Closing	2
1.3	Restricted Class C Units	2
1.4	Share Recapture Upon Forfeiture of Class C Units	2

Article II Representations and Warranties of the Members		3
2.1	Good Title	3
2.2	Power and Authority	3
2.3	No Conflicts	3
2.4	No Finder’s Fee	3
2.5	Purchase Entirely for Own Account	3
2.6	Experience of Such Member	3
2.7	Access to Information	4
2.8	Restricted Securities	4
2.9	Legends	4
2.10	No Derivatives	5

Article III Representations and Warranties of the Company		5

3.1	Organization, Standing and Power	5
3.2	Company Subsidiaries	5
3.3	Capital Structure	6
3.4	Authority; Execution and Delivery; Enforceability	6
3.5	No Conflicts; Consents	6
3.6	Brokers	7

Article IV Representations and Warranties of Parent		7

4.1	Organization, Standing and Power	7
4.2	Subsidiaries; Equity Interests	7
4.3	Capital Structure	7
4.4	Authority; Execution and Delivery; Enforceability	8
4.5	No Conflicts; Consents	8
4.6	Assets, Liabilities, Operations and Agreements	8

Article V Deliveries		9

5.1	Deliveries of the Members	9
5.2	Deliveries of Parent	9
5.3	Deliveries of the Company	10

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Article VI Conditions to Closing		10

6.1	Member and Company Conditions Precedent	10
6.2	Parent Conditions Precedent	11

Article VII Covenants		12

7.1	Blue Sky Laws	12
7.2	Public Announcements	12
7.3	Continued Efforts	12
7.4	Access	12
7.5	Amendment to Certificate of Incorporation	12
7.6	Directors and Officers	12

Article VIII Miscellaneous		13

8.1	Notices	13
8.2	Amendments; Waivers; No Additional Consideration	13
8.3	Termination.	14
8.4	Replacement of Securities	14
8.5	Remedies	15
8.6	Independent Nature of Members’ Obligations and Rights	15
8.7	Limitation of Liability	15
8.8	Interpretation	15
8.9	Severability	15
8.10	Counterparts; Facsimile Execution	16
8.11	Entire Agreement; Third Party Beneficiaries	16
8.12	Governing Law	16
8.13	Assignment	16

EXHIBIT A - Members and Ownership Units

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Unit Exchange Agreement

This Unit Exchange Agreement (“Agreement”) effective as of October 15, 2012 is entered into by and among Playbutton Acquisition Corp., a Delaware corporation (the “Parent”), Playbutton, LLC, a Delaware limited liability company (the “Company”), the members of the Company (each a “Member” and collectively, the “Members”) who have signed Exhibit A attached hereto. Each of the parties to this Agreement are individually referred to herein as a “Party” and collectively, as the “Parties.”

R E C I T A L S

A.              The Company’s outstanding equity capital consists exclusively of units of membership interests (the “Units”), all of which are held by the Members. For purpose of this Agreement, the terms “Unit” and “Units” shall have the same meaning given to such terms in that certain Limited Liability Company Agreement of the Company dated September 20, 2011, as amended on March 7, 2012 (“Operating Agreement”). The Members are the record and beneficial owner of the classes and number of Units set forth opposite such Member’s name on Exhibit A.

B.              The Members wish to transfer all of their Units in exchange for 3,384,079 shares (“Shares”) of the common stock of Parent, $0.0001 par value per share (“Parent Common Stock”).

C.              Immediately following the execution of this Agreement, Parent shall commence the private offering of units (“Parent Units”) of its securities, at a price of $1.00 per Parent Unit, with each Parent Unit consisting of one share of Parent Common Stock, and one-half warrant (“Parent Unit Warrant”), with each Parent Unit Warrant entitling its holder to purchase one share of Parent Common Stock over a four year period at an exercise price of $1.50 per share (the “Financing”).

D.              The obligations of the Company and the Members to consummate the Unit exchange contemplated by Recital A (“Transaction”) shall be subject to, among other conditions, the prior or concurrent sale of Parent Units by Parent for the gross proceeds of at least $2,000,000 (“Minimum Financing Amount”).

E.              In furtherance of the Financing and the Transaction, Parte, LLC, a New York limited liability company (“Parte”), wishes to sell to the Company, and the Company wishes to buy from Parte, concurrent with and subject to the closing of the Transaction and the Minimum Financing Amount, certain intellectual property in consideration of Parent’s issuance of 892,375 shares of Parent Common Stock to Parte pursuant to the terms of an Intellectual Property Purchase Agreement (“IP Purchase Agreement”) of even date herewith between Parte, the Company and Parent.

F.              The Company, the Members, Parent and Parte intend that the transactions contemplated by this Agreement, including the Financing and the transactions under the IP Purchase Agreement, constitute part of a single integrated transaction and are pursuant to a single integrated plan intended to qualify as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

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A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
Exchange of Units

1.1              Exchange by Members. At the Closing, each Member shall sell, transfer, convey, assign and deliver to Parent all of the Units owned by such Member free and clear of all Liens (as defined in Section 2.1) in exchange for each Member’s share of the Shares set forth on Exhibit A. In connection with the Transaction, the Company and each Member hereby waives the transfer restrictions, rights of first refusal, co-sale rights and all other rights and restrictions, including the procedural requirements related thereto, set forth in Article 9 of the Operating Agreement.

1.2              Closing. The closing (the “Closing”) of the Transaction shall take place at the offices of Greenberg Traurig, LLP, 3161 Michelson Drive, Suite 1000, Irvine, California 92612, commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Transaction contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), or such other date and time as the Company and Parent may mutually determine (the “Closing Date”).

1.3              Restricted Class C Units. Each Member that is the holder of Class C Units of the Company pursuant to a C Unit Award Agreement hereby acknowledges that some or all of such Member’s Class C Units are subject to certain restrictions and risks of forfeiture (“Class C Restrictions”) as set forth in the C Unit Award Agreement. Each Member that is the holder of Class C Units subject to Class C Restrictions as of the Closing agrees that any Shares received by such Member in exchange for such Class C Unit shall likewise be subject to such Class C Restrictions pursuant to the terms of such Member’s C Unit Award Agreement, and that from the date of the Closing the term “Restricted Units” in such Member’s C Unit Award Agreement shall mean and include the Shares received by such Member in exchange for its Class C Units. Such Member further agrees, if so requested by Parent, to enter into an amended and restated C Unit Award Agreement for purposes of carrying out the provisions of this Section 1.3.

1.4              Share Recapture Upon Forfeiture of Class C Units. The Parties acknowledge that the outstanding Class C Units of the Company were issued pursuant to Silent Ventures, LLC’s agreement to absorb all of the dilution resulting from the issuance of the Class C Units subject to the Company’s agreement to re-issue to Silent Ventures, LLC one Unit for every Class C Unit forfeited pursuant to the Class C Restrictions. As an inducement to Silent Ventures, LLC to enter into this Agreement, the Parties agree that Parent shall issue to Silent Venture, LLC, for no additional consideration, one share of Parent Common Stock for every Share issued subject to Class C Restrictions, as set forth inSection 1.3 above, that is ultimately forfeited and cancelled pursuant to the terms of the relevant a C Unit Award Agreement.

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Article II
Representations and Warranties of the Members

Each Member severally hereby represents and warrants to Parent as of the date hereof and as of the Closing Date that:

2.1              Good Title. The Member is the record and beneficial owner of, and has good title to, the Units owned by such Member set forth on Exhibit A, with the exclusive right and authority to sell and deliver such Units to Parent. Following the exchange of the Member’s Units pursuant to this Agreement, Parent will receive good title to such Units, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, stockholder agreements and other encumbrances other than restrictions under the Federal securities laws (collectively, “Liens”).

2.2              Power and Authority. This Agreement constitutes the legal, valid and binding obligation of the Member, enforceable against such Member in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

2.3              No Conflicts. The execution and delivery of this Agreement by the Member and the performance by the Member of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or, to such Member’s knowledge, any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) to such Member’s knowledge, will not violate any Laws applicable to such Member and (iii) will not violate or breach any contractual obligation to which such Member is a party.

2.4              No Finder’s Fee. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from Parent or the Company in connection with the Transaction based upon arrangements made by or on behalf of the Member.

2.5              Purchase Entirely for Own Account. The Shares proposed to be acquired by the Member hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the Member has no present intention of selling or otherwise distributing the Shares, except in compliance with applicable securities laws.

2.6              Experience of Such Member. Such Member, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and has so evaluated the merits and risks of such investment. Such Member is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

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2.7              Access to Information. Such Member acknowledges that it has received and had the opportunity to review that (a) certain Term Sheet dated July 18, 2012 which summarizes in detail the Transaction contemplated by this Agreement as well as the Financing and IP Purchase Agreement, and (b) Parent’s private placement memorandum relating to the Financing. Such Member further acknowledges that it or its representatives have been afforded (c) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent and the Company concerning the terms and conditions of the Transaction and the Financing, and the merits and risks of investing in the Shares, (d) access to information about Parent and the Company and Parent’s and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the Transaction contemplated by this Agreement and an investment in the Shares, and (e) the opportunity to obtain such additional information which Parent or the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained herein or otherwise provided to the Member.

2.8              Restricted Securities. The Member understands that the Shares are characterized as “restricted securities” under the Securities Act of 1933, as amended (“Securities Act”) inasmuch as the Shares are being offered in a transaction not involving a public offering. The Member further acknowledges that the Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Member represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

2.9              Legends. It is understood that the Shares will bear the following legend or one that is substantially similar to the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

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2.10          No Derivatives. Except as set forth in Exhibit A, the Member does not hold, nor is the Member entitled to receive, any Units, membership interests or other equity interests in the Company. In addition, the Member does not hold, nor is the Member entitled to receive, any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts (as defined in Section 3.5(a)), arrangements or undertakings of any kind to which the Company is a party or by which it is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Units, membership interests or other equity interests in, or any security convertible or exercisable for or exchangeable into any Units, membership interests or other equity interest in, the Company, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the Units or membership interests of the Company.

Article III
Representations and Warranties of the Company

The Company represents and warrants to Parent as of the date hereof and as of the Closing Date that, except as set forth on Schedule 3 attached hereto (the “Company Disclosure Letter”):

3.1              Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions (a “Company Material Adverse Effect”). The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect. The Operating Agreement (as defined in Recital A) constitutes the true and complete organizational documents of the Company. The Company has delivered to Parent true and complete copies of the Operating Agreement.

3.2              Company Subsidiaries. The Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

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3.3              Capital Structure. The Company is authorized to issue equity securities in the form of Units (as such term is defined in the Operating Agreement). There are 10,000 Units issued and outstanding, consisting of 100 Class A Units, 7,900 Class B Units, 598 Class C Units and 1,402 Class P Units. Except as set forth in the preceding sentence, no Units, membership interests or other equity interests in the Company are issued, reserved for issuance or outstanding. All outstanding Units are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right or any Contract to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of Company having the right to vote (or convertible into, or exchangeable for, Units, membership interests or other equity interests having the right to vote) on any matters on which holders of Units or membership interests in the Company may vote (“Voting Company Debt”). There are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Units, membership interests or other equity interests in, or any security convertible or exercisable for or exchangeable into any Units, membership interests or other equity interest in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the Units or membership interests of the Company. There are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Units, membership interests or other equity interests in the Company.

3.4              Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transaction. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transaction have been duly authorized and approved by the Executive Board (as defined in the Operating Agreement) of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transaction. When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

3.5              No Conflicts; Consents.

(a)                The execution and delivery by the Company of this Agreement does not, and the consummation of the Transaction and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any provision of (i) the Operating Agreement, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (“Contract”) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.5(b), any material judgment, order or decree (“Judgment”) or material Law applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

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(b)               Except for required filings with the Securities and Exchange Commission (the “SEC”) and applicable “Blue Sky” or state securities commissions, no material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transaction.

3.6              Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the Company.

Article IV
Representations and Warranties of Parent

Parent represents and warrants to the Members and the Company as of the date hereof and as of the Closing Date that, except as set forth on Schedule 4 (the “Parent Disclosure Letter”):

4.1              Organization, Standing and Power. Parent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to perform its obligations under this Agreement and consummate the Transactions (a “Parent Material Adverse Effect”). Parent is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Parent Material Adverse Effect. Parent has delivered to the Company true and complete copies of the certificate of incorporation of Parent, as amended to the date of this Agreement (the “Parent Charter”), and the Bylaws of Parent, as amended to the date of this Agreement (the “Parent Bylaws”).

4.2              Subsidiaries; Equity Interests. Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

4.3              Capital Structure. The authorized capital stock of Parent consists of 25,000,000 shares of Parent Common Stock. There are (i) 723,546 shares of Parent Common Stock issued and outstanding, (ii) outstanding options which entitle their holder to purchase 150,000 shares of Parent Common Stock at an exercise price of $1.00 per share, and (iii) no shares of Parent Common Stock held by Parent in its treasury. Except as set forth above and the shares of Parent capital stock to be issued in connection with the Financing and pursuant to the IP Purchase Agreement, no shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of Parent are, and all such shares that may be issued prior to or in connection with the Closing will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. There are not any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock may vote (“Voting Parent Debt”). Except as set forth above, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Parent is a party or by which it is bound (i) obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Parent or any Voting Parent Debt, (ii) obligating Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of Parent. There are not any outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent. Except for any registration rights to be provided to the investors and selling broker-dealers in the Financing, Parent is not a party to any agreement granting any securityholder of Parent the right to cause Parent to register shares of the capital stock or other securities of Parent held by such securityholder under the Securities Act.

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4.4              Authority; Execution and Delivery; Enforceability. The execution and delivery by Parent of this Agreement and the consummation by Parent of the Transaction have been duly authorized and approved by the Board of Directors of Parent (“Parent Board”) and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the Transaction. This Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

4.5              No Conflicts; Consents.

(a)                The execution and delivery by Parent of this Agreement, does not, and the consummation of Transaction and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent under, any provision of (i) Parent Charter or Parent Bylaws, (ii) any material Contract to which Parent is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.5(b), any material Judgment or material Law applicable to Parent or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)               No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the Transaction, other than the filing of Form D with the SEC and such filings as are required to be made under applicable state securities laws.

4.6              Assets, Liabilities, Operations and Agreements. Since its inception, Parent has undertaken no operations other than its pursuit of the Transaction, the Financing and the transaction contemplated by the IP Purchase Agreement. Parent has no assets of any kind other nominal cash assets. Parent has no debts, liabilities, payables, obligations or claims against it, contingent or stated, known or unknown, of any kind (“Claims”) other than (i) liabilities and payable which do not exceed $1,000 in the aggregate, (ii) Claims that are expressly set forth in or contemplated by this Agreement or the IP Purchase Agreement and (iii) Claims that are set forth in any subscription and other agreement entered into by Parent in connection with the Financing and approved by the Company for such purpose. There are no commitments, Contracts, arrangements or undertakings of any kind to which Parent is a party or by which it is bound other than this Agreement, the IP Purchase Agreement and those subscription and other agreements entered into by Parent in connection with the Financing and approved by the Company for such purpose.

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Article V
Deliveries

5.1              Deliveries of the Members.

(a)                At or prior to the Closing, each Member shall deliver to Parent:

(i)                 this Agreement executed by such Member.

(ii)               certificates representing the Units owned by such Member, if such Units have been certificated, and duly related transfer powers.

5.2              Deliveries of Parent.

(a)                Concurrently herewith, Parent is delivering:

(i)                 to each Member and to the Company, a copy of this Agreement executed by Parent; and

(ii)               to the Company, a certificate from Parent, signed by its Secretary certifying that the attached copies of Parent Charter, Parent Bylaws and resolutions of the Parent Board approving the Agreement and the Transaction, are all true, complete and correct and remain in full force and effect.

(b)               At or prior to the Closing, Parent shall deliver:

(i)                 to the Company, letters of resignation from all officers and directors of Parent effective upon the Closing;

(ii)               to each Member, certificates representing the Shares to be issued to such Member pursuant to Section 1.1;

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(iii)             to the Members and the Company, a certificate executed by Parent’s chief executive officer, dated as of the Closing Date, certifying the representations and covenants referred to in Section 6.1(a); and

(iv)             to the Members and the Company all necessary Parent Board resolutions to elect the directors and appoint the executive officers as discussed in Section 7.6.

5.3              Deliveries of the Company. Concurrently herewith, the Company is delivering to Parent:

(a)                this Agreement executed by Company; and

(b)               a certificate from the Company, signed by its authorized officer certifying that the attached copies of the Operating Agreement and resolutions of the Executive Board of the Company approving the Agreement and the Transaction are all true, complete and correct and remain in full force and effect.

Article VI
Conditions to Closing

6.1              Member and Company Conditions Precedent. The obligations of the Members and the Company to enter into and complete the Closing is subject, at the option of the Members and the Company, to the fulfillment or waiver on or prior to the Closing Date of the following conditions:

(a)                Representations and Covenants. The representations and warranties of Parent contained in this Agreement shall be true in all material respects on the date of this Agreement and as of the Closing Date, except for representations and warranties of Parent contained in this Agreement that contain an express materiality qualification which shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date. Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Parent on or prior to the Closing Date.

(b)               Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transaction or to seek damages or a discovery order in connection with such Transaction, or which has or may have a Parent Material Adverse Effect.

(c)                No Material Adverse Effect. There shall not have been any occurrence, event, incident, action, failure to act, or transaction which has had or is reasonably likely to cause a Parent Material Adverse Effect.

(d)               Deliveries. The deliveries specified in Section 5.2 shall have been made by Parent.

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(e)                Satisfactory Completion of Due Diligence. The Company and the Members shall have completed their legal, accounting and business due diligence of Parent and the results thereof shall be satisfactory to the Company and the Members in their sole and absolute discretion.

(f)                Completion of Financing. All conditions required to consummate the Financing in the Minimum Financing Amount of $2,000,000 shall have been satisfied and the closing of the Minimum Financing Amount shall be contingent only upon the occurrence of the Closing.

(g)               Completion of IP Purchase Agreement. All conditions required to consummate the transactions under the IP Purchase Agreement shall have been satisfied and the closing of the transactions under the IP Purchase Agreement shall be contingent only upon the occurrence of the Closing.

(h)               Resignations of Officers and Directors. The officers and directors of Parent in office immediately prior to the Closing shall have resigned as officers and directors of Parent, effective as of the Closing, and the Company shall have received letters of resignation in form and substance satisfactory to the Company from such persons.

(i)                 New Appointments. The Parent Board shall taken all necessary corporate action to elect the directors set forth on Schedule 7.6 and appoint the executive officers set forth on Schedule 7.6 to be effective as of the Closing, and the Company shall have received resolutions of the Parent Board, in form and substance satisfactory to the Company, effecting such appointments effective as of the Closing.

6.2              Parent Conditions Precedent. The obligations of Parent to enter into and complete the Closing is subject, at the option of Parent, to the fulfillment or waiver on or prior to the Closing Date of the following conditions:.

(a)                Representations and Covenants. The representations and warranties of the Members and the Company contained in this Agreement shall be true in all material respects on the date of this Agreement and as of the Closing Date, except for representations and warranties of the Members and the Company contained in this Agreement that contain an express materiality qualification which shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date. The Members and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Members and the Company on or prior to the Closing Date.

(b)               Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transaction or to seek damages or a discovery order in connection with such Transactions, or which has or may have a Company Material Adverse Effect.

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(c)                No Material Adverse Effect. There shall not have been any occurrence, event, incident, action, failure to act, or transaction which has had or is reasonably likely to cause a Company Material Adverse Effect.

(d)               Deliveries. The deliveries specified in Section 5.1 and Section 5.3 shall have been made by the Members and the Company, respectively.

(e)                Completion of Financing. All conditions required to consummate the Financing in the Minimum Financing Amount of $2,000,000 shall have been satisfied and the closing of the Minimum Financing Amount shall be contingent only upon the occurrence of the Closing.

(f)                Completion of IP Purchase Agreement. All conditions required to consummate the transactions under the IP Purchase Agreement shall have been satisfied and the closing of the transactions under the IP Purchase Agreement shall be contingent only upon the occurrence of the Closing.

Article VII
Covenants

7.1              Blue Sky Laws. Parent shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Shares in connection with this Agreement.

7.2              Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation.

7.3              Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

7.4              Access. Each Party shall permit representatives of the other Party to have full access to all premises, properties, personnel, books, records, Contracts, and documents of or pertaining to such Party.

7.5              Amendment to Certificate of Incorporation. Immediately after the Closing, the Certificate of Incorporation of Parent shall be amended to change the corporate name of Parent to “PlayButton Corporation” or a similar name acceptable to the Parent.

7.6              Directors and Officers. Parent shall take all necessary corporate action to elect the directors set forth on Schedule 7.6 and appoint the executive officers set forth on Schedule 7.6 to be effective as of the Closing. In furtherance thereof, Parent shall secure, effective as of the Closing, resignations of all of its incumbent directors and officers.

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Article VIII
Miscellaneous

8.1              Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Parent (prior to the Closing), to:

Playbutton Acquisition Corp.

14317 Salida Del Sol

San Diego, CA 92127

Attention: Daniel Najor, CEO

Email: dnajor@gmail.com

If to the Company, to:

Playbutton, LLC

37 W 28th St 3rd Floor

New York, NY 10001

Attention: Adam Tichauer, CEO

Email: adam@playbutton.com

With a copy to:

Greenberg Traurig, LLP

3161 Michelson Drive, Suite 1000

Irvine, CA 92612

Attention: Daniel K. Donahue

Email: donahued@gtlaw.com

If to a Member, to the address set forth on Exhibit A.

8.2              Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Parent and the Members holding a majority of the Units of the Company. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to a Member to amend or consent to a waiver or modification of any provision of any transaction document unless the same consideration is also offered to all Members who then hold Units.

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8.3              Termination.

(a)                Termination of Agreement. The Parties may terminate this Agreement as provided below:

(i)                 The Company and Parent may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)               Parent may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (A) in the event the Company or any Member has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Parent has notified the Company or the Member of the breach, and the breach has continued without cure for a period of twenty days after the notice of breach, or (B) if the Closing shall not have occurred on or before December 31, 2012, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from Parent itself breaching any representation, warranty, or covenant contained in this Agreement); and

(iii)             The Company and any Member (as to such Member only) may terminate this Agreement by giving written notice to Parent at any time prior to the Closing (A) in the event Parent has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company or the Member has notified Parent of the breach, and the breach has continued without cure for a period of twenty days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 2012, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Company or a Member themselves breaching any representation, warranty, or covenant contained in this Agreement).

(iv)             The Company may terminate this Agreement by giving written notice to Parent at any time prior to the Closing because of information disclosed to the Company or discovered by the Company in connection with its due diligence investigation of Parent, in its sole and absolute discretion.

(b)               Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.3(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party to consummate its obligations hereunder or to complete the Transaction contemplated by this Agreement, except for any liability of any Party then in breach.

8.4              Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

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8.5              Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Members, Parent and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.6              Independent Nature of Members’ Obligations and Rights. The obligations of each Member under this Agreement are several and not joint with the obligations of any other Member, and no Member shall be responsible in any way for the performance of the obligations of any other Member under this Agreement. The decision of each Member to acquire Shares pursuant to this Agreement has been made by such Member independently of any other Member. Nothing contained herein, and no action taken by any Member pursuant hereto, shall be deemed to constitute the Member as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Member is in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein. Each Member acknowledges that no other Member has acted as agent for such Member in connection with making its investment hereunder and that no Member will be acting as agent of such Member in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Member shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Member to be joined as an additional party in any proceeding for such purpose. Each of the Company and Parent acknowledge that the Members have been provided with this same Agreement for the purpose of closing a transaction with multiple Members and not because it was required or requested to do so by any Member.

8.7              Limitation of Liability. Notwithstanding anything herein to the contrary, each of Parent and the Company acknowledge and agree that the liability of a Member arising directly or indirectly, under any transaction document of any and every nature whatsoever shall be satisfied solely out of the assets of such Member, and that no trustee, officer, other investment vehicle or any other affiliate of such Member or any investor, shareholder or holder of shares of beneficial interest of such Member shall be personally liable for any liabilities of such Member.

8.8              Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

8.9              Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

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8.10          Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

8.11          Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter and Parent Disclosure Letter, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

8.12          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the Parties hereto hereby irrevocably and unconditionally agrees that it is and shall continue to be subject to the jurisdiction of the state and federal courts of the State of New York.

8.13          Assignment. To the fullest extent permitted by law, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

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The Parties hereto have executed and delivered this Unit Exchange Agreement as of the date first above written.

“Parent”

Playbutton Acquisition Corp.,

a Delaware corporation

By: /s/ Daniel Najor

       Daniel Najor, Chief Executive Officer

“Company”

Playbutton, LLC,

a Delaware limited liability company

By: /s/ Adam Tichauer

       Adam Tichauer, Chief Executive Officer

“Members”

Silent Ventures, LLC By: /s/ Adam Braun Adam Braun, Chief Executive Officer	Parte, LLC By: /s/ Nick Dangerfield Nick Dangerfield, Chief Executive Officer
/s/ Adam Tichauer Adam Tichauer	/s/ Michael Alexander Michael Alexander
/s/ Echo Yang Echo Yang	/s/ Caroline Stephenson Caroline Stephenson

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EXHIBIT A

MEMBERS AND UNITS OF THE COMPANY

Name and Address of Member	Class A Units	Class B Units	Class C Units	Class P Units	Shares to be Issued to Member
Silent Ventures, LLC	75	5,925	--	902	2,213,973
Parte, LLC	25	1,975	--	500	801,932
Adam Tichauer	--	--	251	--	199,659
Michael Alexander	--	--	225	--	72,174
Echo Yang	--	--	100	--	79,730
Caroline Stephenson	--	--	22	--	16,611

Exhibit A-1